UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2006, The Interpublic Group of Companies, Inc. (the “Company”) completed a transaction that provides it with a new source of committed stand-by liquidity and a new letter of credit facility (the “ELF Financing”). In connection with the ELF Financing, the Company entered into these material agreements:

•

a $750 million 3-Year Credit Agreement, dated as of June 13, 2006 (the “Credit Agreement”), among the Company, as Borrower, ELF Special Financing Ltd. (“ELF”), as Initial Lender and L/C Issuer, and Morgan Stanley Capital Services Inc. (“MSCS”), as Administrative Agent and L/C Administrator;

•

a Warrant Agreement, dated as of June 13, 2006 (the “Warrant Agreement”), between the Company and LaSalle Bank National Association, as Warrant Agent, under which the Company issued 29,072,092 capped warrants (the “Capped Warrants”) and 38,826,875 uncapped warrants (the “Uncapped Warrants”);

•	a Letter of Credit Agreement, dated as of June 13, 2006 (the “Citibank Letter of Credit Agreement”), between the Company and Citibank, N.A.; and
•	an L/C Issuance Agreement, dated as of June 13, 2006 (the “Morgan Stanley Letter of Credit Agreement”), between the Company, as Account Party, and MSCS, as L/C Issuer.

The ELF Financing and these agreements are summarized below. Each of these agreements is filed herewith as an exhibit, and the summaries below are qualified in their entirety by the full terms of the agreements.

The ELF Financing

ELF is a new special-purpose entity incorporated in the Cayman Islands, in which the Company has no equity or other interest and which the Company does not expect to consolidate for financial reporting purposes. In the ELF Financing, ELF sold securities to institutional investors. Through a group of initial purchasers led by Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, ELF sold:

•	2,500 Series A Units consisting, in the aggregate, of:
$250 million principal amount of ELF’s Series A Floating Rate Senior Credit Linked Notes due 2009 (the “ELF Series A Notes”) and
25,280,000 of the Company’s Capped Warrants; and
•	4,625 Series B Units consisting, in the aggregate, of:
$462.5 million principal amount of ELF’s Series B Floating Rate Senior Credit Linked Notes due 2009 (the “ELF Series B Notes”) and
38,826,875 of the Company’s Uncapped Warrants.

2

ELF also sold to MSCS:

•	$37,500,000 aggregate principal amount of Floating Rate Junior Credit Linked Notes due 2009 (the “ELF Junior Notes”); and
•	3,792,092 of the Company’s Capped Warrants.

The ELF Series A Notes and the ELF Series B Notes (together, the “ELF Senior Notes”) and the ELF Junior Notes (together with the ELF Senior Notes, the “ELF Notes”) are issued pursuant to an indenture dated as of June 13, 2006 (the “Indenture”) between ELF and LaSalle Bank National Association, as Indenture Trustee and Notes Issuer Representative. Because of the subordination provisions and other structural features, the ELF Junior Notes will function like equity to support the ELF Senior Notes.

ELF received $750 million in proceeds of these sales, which it used to purchase AAA-rated liquid assets. It will hold the liquid assets pending any request for borrowing from the Company, or any drawing on any letters of credit issued for the account of the Company, under the credit facility described below, which ELF will fund by selling liquid assets. ELF also entered into an interest rate swap (the “Interest Rate Swap”) with an affiliate of Morgan Stanley & Co. Incorporated, the effect of which is to exchange the yield ELF receives on its liquid assets, together with payments received under the Credit Agreement, against LIBOR to service the interest on the ELF Notes.

The Company is not a party to the ELF Notes, the Indenture or the Interest Rate Swap. Under certain circumstances, including events of default under the Credit Agreement and under the Notes, holders of ELF Notes may elect to receive in exchange for their Notes loans and reimbursement obligations under the Credit Agreement.

Credit Agreement

Under the Credit Agreement, ELF is obligated at the Company’s request to make cash advances to the Company and to issue letters of credit for the account of the Company, in an aggregate amount not to exceed $750 million outstanding at any time. The aggregate face amount of letters of credit may not exceed $600 million at any time. The obligations of the Company under the Credit Agreement are unsecured. The Credit Agreement is a revolving facility, under which amounts borrowed may be repaid and reborrowed, and the aggregate available amount of letters of credit may decrease or increase, subject to the overall limit of $750 million and the $600 million limit on letters of credit.

The Company will pay interest on any outstanding advances under the Credit Agreement at an annual rate equal to 3-month LIBOR plus 0.78% per annum (the “Applicable Margin”). The Company will also pay commitment fees on the undrawn amount under the Credit Agreement at an annual rate equal to the Applicable Margin, plus an additional facility fee equal to 0.15%. The Credit Agreement will expire on June 15, 2009.

The continued availability of the Credit Agreement, and its terms, can be affected if certain events occur that have consequences under the terms of the ELF Notes. In particular, holders of the ELF Senior Notes are entitled to require the repurchase of their notes, at par plus accrued interest, in the event of a fundamental change, as defined in the Credit Agreement, involving the Company. The Credit Agreement provides that ELF may reduce the total commitment under the Credit Agreement following a fundamental change, and the Indenture provides that ELF will reduce the total commitment by an amount equal to the aggregate principal amount of any ELF Senior Notes that are tendered for repurchase and not repurchased by the holders of ELF Junior Notes. The Applicable Margin may also change following any

3

repurchases pursuant to these provisions. The commitment under the Credit Agreement may also terminate upon the occurrence of specified events.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Warrant Agreement

The Company issued a total of 67,898,967 warrants under the Warrant Agreement, consisting of 29,072,092 Capped Warrants and 38,826,875 Uncapped Warrants.

Each warrant will entitle the holder to receive, following expiration of the warrant on June 15, 2009, an amount in (a) cash, (b) shares of the Company’s common stock, par value $0.10 per share, or (c) a combination of cash and shares, at the Company’s option. The amount will be based, subject to customary adjustments, on the difference between the market price of one share of common stock (over 30 trading days following expiration) and the stated exercise price of the warrant. For the Uncapped Warrants, the exercise price is $11.91 per warrant. For the Capped Warrants, the exercise price is $9.89 per warrant and the amount deliverable upon exercise is capped so a holder will not benefit from appreciation of the common stock above $12.36 per share.

If a fundamental change, as defined in the Warrant Agreement, occurs prior to June 15, 2009, each holder will have the right to exercise its warrants at any time on or after the effective date of such fundamental change until the 30th trading day after the effective date. The Company will, in connection with any such exercise by a holder, pay to the holder an early settlement amount, which may be settled in cash, shares of the Company’s common stock, or any combination thereof at the Company’s option, and which will reflect an adjustment to the exercise price.

A copy of the Warrant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. As disclosed in previous filings, the Company has entered into call spread transactions to reduce the potential dilution or cash cost upon exercise of the Uncapped Warrants.

Letter of Credit Agreements

The Company is required from time to time to post letters of credit, primarily to support commitments of the Company and/or its subsidiaries to purchase media placements, mostly in locations outside the United States, or to satisfy other obligations. The Citibank Letter of Credit Agreement provides for the issuance of letters of credit with an aggregate available amount not to exceed $250 million at any time, which the Company intends to use for this purpose. The Citibank Letter of Credit Agreement expires June 15, 2009. Upon termination of the Prior Credit Agreement (defined under Item 1.02 below), letters of credit with an aggregate available amount of approximately $208 million, which had been issued under the Prior Credit Agreement, remained outstanding and are now governed by the new Citibank Letter of Credit Agreement.

Under the Citibank Letter of Credit Agreement, any letters of credit issued under that agreement must be backed by (a) letters of credit issued by Morgan Stanley Capital Services Inc. under the Morgan Stanley Letter of Credit Agreement or (b) letters of credit issued by other backstop letter of credit issuers acceptable to Citibank or (c) cash deposits.

Letters of credit issued under the Morgan Stanley Letter of Credit Agreement, including those issued to Citibank as described in the preceding paragraph, are required to be backed by letters of credit issued by ELF under the Credit Agreement. Although all letters of credit issued under these two facilities

4

currently support, directly or indirectly, letters of credit issued under the Citibank Letter of Credit Agreement, the Company may choose to request that additional letters of credit under either the Credit Agreement or the Morgan Stanley Letter of Credit Agreement be issued directly to other beneficiaries, in an aggregate available amount for all letters of credit not to exceed the $600 million overall letter of credit limit described above under “Credit Agreement.”

Copies of the Letter of Credit Agreement and the Morgan Stanley Letter of Credit Agreement are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On June 13, 2006, the Company terminated the Amended and Restated 3-Year Credit Agreement, dated as of May 10, 2004, amended and restated as of September 27, 2005 (the “Prior Credit Agreement”), among the Company, the Initial Lenders Named Therein, and Citibank, N.A., as Administrative Agent.

Item 3.02	Unregistered Sales of Equity Securities.

On June 13, 2006, the Company issued warrants that ELF resold, as described in Item 1.01 above, to investors that are qualified institutional buyers in reliance on the exemption from registration set forth under Rule 144A of the Securities Act of 1933. The terms of the warrants are described in Item 1.01 above. In connection with the ELF Financing, the Company paid $22.5 million in underwriting commissions.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1        3-Year Credit Agreement, dated as of June 13, 2006, among the Company, as Borrower, ELF Special Financing Ltd., as Initial Lender and L/C Issuer, and Morgan Stanley Capital Services Inc., as Administrative Agent and L/C Administrator.

Exhibit 10.2        Warrant Agreement, dated as of June 13, 2006, between the Company and LaSalle Bank National Association, as Warrant Agent.

Exhibit 10.3        Letter of Credit Agreement, dated as of June 13, 2006, between the Company and Citibank, N.A.

Exhibit 10.4        L/C Issuance Agreement, dated as of June 13, 2006, between the Company, as Account Party, and Morgan Stanley Capital Services Inc., as L/C Issuer.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: June 19, 2006	By: /s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

6